EXHIBIT 4.2


                 SIXTH AMENDMENT TO SHORT TERM CREDIT AGREEMENT



    THIS SIXTH AMENDMENT TO SHORT TERM CREDIT AGREEMENT (the "Amendment") is entered into this the 23 day of September, 1998, by and among TBC CORPORATION ("Borrower"), FIRST TENNESSEE BANK NATIONAL ASSOCIATION as administrative agent ("Administrative Agent") for itself as Lender and the other undersigned Lenders, FIRST NATIONAL BANK OF CHICAGO and SUNTRUST BANK, NASHVILLE, N.A. (each a "Lender").

                              W I T N E S S E T H:


    WHEREAS, the Borrower, the Administrative Agent and the Lenders are each a party to the Short Term Credit Agreement dated September 25, 1996 as previously amended (the "Credit Agreement"); and


    WHEREAS, the parties hereto have agreed to amend the Credit Agreement on the terms and conditions hereinafter set out.

    NOW, THEREFORE, for valuable consideration the receipt of which is hereby acknowledged, the parties agree as follows:


    1. Capitalized terms used herein but not otherwise defined shall have the meaning set forth in the Credit Agreement.

    2. Article I of the Credit Agreement is hereby amended by amending and restating the definition of "Termination Date" in its entirety, as follows:

        "Termination Date" means November 23, 1998 or such earlier date of termination of the lenders' obligations pursuant to Section 8.1 upon the occurrence of an Event of Default."

    3. In all other respects the Credit Agreement is hereby ratified and remains in full force and effect.


    4. This Amendment may be executed in any number of counterparts by the parties hereto, each of which shall then be deemed to be an original and all of which taken together shall constitute one and the same agreement.








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    IN WITNESS WHEREOF, the undersigned duly authorized officers have executed this Amendment on behalf of the parties on this the 23 day of September, 1998.


                                FIRST TENNESSEE BANK NATIONAL
                                ASSOCIATION, as Administrative Agent
                                and Lender

                                By:/s/ Tim J. Miller
                                Title: National Account Officer



                                SUNTRUST BANK, NASHVILLE, N.A.

                                By:/s/ Renee D. Drake
                                Title: Vice President


                                FIRST NATIONAL BANK OF CHICAGO


                                By:/s/ Curtis Price
                                Title: Managing Director

                                                    LENDERS




                                TBC CORPORATION

                                By:/s/ Ronald E. McCollough
                                Title: Executive Vice President
                                       & Chief Financial Officer


                                                    BORROWER














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